SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          June 20, 1996


    AMRESCO Residential Securities Corporation on behalf of:

 AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1996-3
     (Exact name of registrant as specified in its charter)






          New York             33-99346.03        Pending
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

  c/o Bankers Trust Company
     Four Albany Street
     New York, New York                            10006
    (Address of Principal                        (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (909) 605-7600

                                          No Change
  (Former name or former address, if changed since last report)

1


Item 5.   Other Events.
        Information    relating   to   the    distributions    to
Certificateholders  for  the period from  December  31,  1996  to
January   27,   1997  (the  "Monthly  Period")  of  the   AMRESCO
Residential Securities Corporation Mortgage Loan Trust 1996-3 (the "Registrant" or "Trust") in respect of the Mortgage Loan
Asset   Backed   Certificates,  Series  1996-3,  Class   A   (the
"Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated
amount   remaining),  together  with  certain  other  information
relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of June 1, 1996, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Mortgage Corporation in its capacity as the Seller, Long Beach Mortgage Company and Advanta Mortgage Corp. USA as the Servicers, and Bankers Trust Company,N.A., a national banking association, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
Corporation

                          By: /s/Ronald B. Kirkland
                          Name:      Ronald B. Kirkland
                          Title:     Vice President and
                                     Chief Accounting Officer



Dated:  February 18, 1997